AGREEMENT AND PLAN OF MERGER











                         by and between

                    AVIATION INDUSTRIES CORP.
                       a Nevada Corporation

                               and

                     CAL ACQUISITION CORP.,
                a Nevada Corporation to be formed

                               and

            INTEGRATED MARKETING PROFESSIONALS, INC.
                   F/K/A CASINO AIRLINK, INC.
                      a Nevada Corporation

AGREEMENT AND PLAN OF MERGER, dated as of ____________ 1998, between AVIATION INDUSTRIES CORP., a Nevada corporation ("AIC"), and CAL ACQUISITION CORP., a Nevada corporation to be formed ("CAL"), and INTEGRATED MARKETING PROFESSIONALS, INC. f/k/a CASINO AIRLINK, INC., a Nevada corporation ("CASINO")

WHEREAS, AIC and CASINO are publicly traded companies, the shares of which are quoted on the over-the-counter bulletin board; and

WHEREAS, AIC and CASINO have executed a letter of intent for a merger of CASINO with and into AIC, subject to entering into a formal merger agreement, and

WHEREAS, CAL is a wholly owned subsidiary of AIC; and

WHEREAS, the respective boards of directors of AIC and CASINO deem it advisable to merge CASINO with CAL pursuant to this Agreement and Articles of Merger to be executed by each company ("Articles of Merger"), whereby the holders of shares of common and preferred stock of CASINO (such shares of common stock being sometimes hereinafter called, collectively, the "Common Stock" and such shares of preferred stock being sometimes hereinafter called, collectively, the "Preferred Stock") outstanding at the effective time (as hereinafter defined) of the merger shall receive shares of AIC common stock $.001 par value per share (the "AIC Shares"), in the manner and in such amount as is set forth in Article I hereof and upon the terms and conditions otherwise set forth in this Agreement; and

WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of
Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of stating the terms and conditions of the merger, the mode of carrying the same into effect, the manner of converting the shares of CASINO issued and outstanding immediately prior to the effective date of the merger into AIC shares, and such other details and provisions as are deemed desirable, the parties hereto, severally and jointly, have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth as follows:

                            ARTICLE I
                           THE MERGER

1.01 Execution of Certificates, and Articles of Merger. Subject to the provisions of this Agreement, the Articles of Merger with respect to the merger shall be executed and acknowledged by CAL and CASINO and thereafter delivered to the Secretary of State of the State of Nevada for filing, as provided by the Nevada Business Corporation Law, as soon as practicable on or after the closing date (as hereinafter defined) of such merger. The merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada. The date when the merger becomes effective shall be called the "effective date" of such merger. At the effective date of the merger, the separate existence of CAL shall cease and such company shall be merged with and into CASINO. CASINO shall be the surviving corporation of the merger, and shall be a wholly owned subsidiary of AIC.

1.02 Consummation of the Merger. As soon as practicable after the approval of the merger by the stockholders, AIC, CAL and CASINO will cause such merger to be consummated in accordance with applicable law, subject to the conditions hereinafter set forth.

1.03 Conversion of Shares of CASINO / AIC.

(a) On the effective date of the merger, each of 15,645,189 outstanding shares of CASINO common stock, each of the 1,000,000 outstanding shares of CASINO Series A preferred stock, and each of the 1,700,000 outstanding shares-of CASINO preferred stock, shall be exchanged for shares of AIC common stock having a value equal to $11,994,018. The number of AIC shares for which the outstanding common and preferred stock of CASINO is to be exchanged shall be determined by dividing 11,994,018 by the average closing price of AIC common stock over the ten trading days commencing five trading days prior to the effective date of the merger.

(b) On the effective date of the merger, each share of CAL common stock shall be exchanged for and converted into one share of CASINO common stock.

(c) On the effective date of the merger, (i) the 2,000,000 options granted to William Forhan to purchase 2,000,000 shares of CASINO common stock at an exercise price of $.30 per share shall be exchanged for options to purchase 2,000,000 shares of AIC common stock at an exercise price of $1.80 per share, (ii) the 400,00 options granted to James Muldowney to purchase 400,000 shares of CASINO common stock at an exercise price of $.20 per share shall be exchanged for options to purchase 400,000 shares of AIC common stock at an exercise price of $1.20 per share, and
(iii) the 150,000 options granted to each member of CASINO's Board of Directors to purchase an aggregate of 750,000 shares of CASINO common stock at an exercise price of $.28 per share shall be exchanged for options to purchase an aggregate of 750, 000 shares of AIC common stock at an exercise price of $1.68 per share.

(d) On the effective date of the merger, the 643,333 five year warrants granted to Joseph Charles & Associates, Inc. ("JCA") to purchase 643,333 shares of CASINO common stock at an exercise price of $.35 per share, shall be exchanged for five year warrants to purchase the quantity of shares of AIC common stock JCA would have received in the merger had the warrants been exercised prior to the merger, at an exercise price of $2.10 per share.

1.04 Exchange of Certificates. On or after the effective date of the merger, each holder of a certificate theretofore evidencing outstanding shares of common stock of CASINO (other than shares held by dissenting stockholders and shares that are automatically cancelled as hereinafter provided), upon surrender of the same to the transfer agent of such other agent or agents as shall be appointed by AIC, shall be entitled to receive in exchange therefor a certificate or certificates evidencing the pro-rata number of full AIC shares for which the shares of common stock of CASINO theretofore represented by the certificate or certificates so surrendered and exchanged. As soon as practicable after the effective date of the merger, the Transfer Agent will send a notice and transmittal form to each holder of an outstanding certificate which immediately prior to the effective time of such merger evidenced shares of common stock of CASINO and which is to be exchanged for AIC as provided for herein, advising such stockholder of the terms of the exchange effected by such merger and the procedure for surrendering to the Transfer Agent (which may appoint forwarding agents) such certificate for exchange into one or more certificates evidencing AIC shares. Until so surrendered, each outstanding certificate which, prior to the effective date of such merger, represented common stock of CASINO (other than shares previously held by dissenting stockholders) will be deemed for all corporate purposes of AIC to evidence ownership of the pro-rata number of full AIC shares for which the shares of common stock of CASINO represented thereby were exchanged; provided, however, that until such outstanding certificates formerly evidencing common stock of CASINO are surrendered, no dividend payable to holders of record of AIC shares as of any date subsequent to the effective date of such merger or any cash in lieu of any fraction of a AIC share payable pursuant to Section 1,05 hereof shall be paid to the holder of such outstanding certificates in respect thereof. After the effective date of such merger there shall be no further registry of transfers on the records of CASINO of shares of common stock of CASINO and, if a certificate evidencing such shares is presented to AIC, it shall be canceled and exchanged for a certificate evidencing shares of AIC common stock as herein provided.

1.05 No fractional shares. Neither certificates nor scrip for fractional AIC shares will be issued, but in lieu thereof each holder of shares of CASINO who would otherwise have been entitled to a fraction of a AIC share, upon surrender of all the certificates evidencing shares of common stock of such company registered in the name of such holder, will be paid the cash value of such fraction, which shall be equal to such fraction multiplied by the market value of a AIC share at the close of trading of the AIC shares on the trading day immediately preceding the effective date of such merger.

1.06 Certificate of incorporation;-By-laws; Directors. The Certificate of incorporation and By-laws of AIC and CASINO, as in effect immediately prior to the effective date of the merger, shall continue to be the Certificate of Incorporation and By-laws of AIC and CASINO, until they shall thereafter be duly altered, amended or repealed, except that (i) on the effective date of the merger, the name of AIC! shall be changed to "Integrated Marketing Professionals, Inc.", (ii) the name of CASINO shall be changed to a name other than Integrated Marketing Professionals, Inc., and (iii) the By-Laws of AIC shall be amended in the manner provided on Schedule 1.06.

                           ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF AIC

AIC represents and warrants to CASINO, knowing and intending that CASINO will rely on these representations and warranties in entering into this Agreement, as follows:

2.01 Corporate Authority.

(a) AIC has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AIC, and, except for the approval of AIC's stockholders, no other corporate proceedings on the part of AIC are necessary to authorize this Agreement and the transactions contemplated hereby.

(b) CAL is, or will be by the effective date of the merger, a wholly owned subsidiary of AIC. The capitalization of CAL shall be set forth in Schedule 2.01.

2.02 Due Organization; Power, Qualification, Subsidiaries, Etc.

(a) AIC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power to own its property and to carry on its business as now and where now conducted. AIC is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions in which the nature of its business or the property owned, leased or operated by it makes such qualification or licensing necessary.

(b) Other than CAL, AIC has no subsidiaries or affiliates (as that term is used in the regulations promulgated under the Securities Act of 1933), except as disclosed in Schedule 2.02,

(c) AIC has previously furnished to CASINO true and complete copies of the Articles (or Certificates) of Incorporation of AIC certified by the Secretary of State of the domicile of AIC and of the By-Laws (or Codes of Regulations) of AIC, certified by its corporate Secretary.

(d) AIC has heretofore furnished to CASINO or its counsel for examination-the minute and stock record book or books of AIC and the same are true and complete and reflect all resolutions adopted and all actions authorized or ratified by the shareholders and the directors of AIC. All such actions and any other actions required by or reflected in any "contracts" (as identified in Section 2.06 and Schedule 2.06), and all other material actions taken by AIC, have been duly so authorized or ratified.

2.03 Capitalization. The authorized capital stock of AIC consists of 50,000,000 shares of common stock, $.001 par value per share, of which 9,375,000 shares are issued and outstanding as of the date hereof. There are no options, warrants, convertible securities or rights which may require any Company to issue additional shares of its capital stock. All the outstanding shares of common stock and preferred stock of AIC have been duly authorized, and are validly issued, fully paid and nonassessable. AIC has no obligation of any kind to issue any additional securities, except as disclosed in Schedule 2.03, or as provided for herein,

2.04 Financial Information; No Material Adverse Change.

(a) AIC has heretofore delivered to CASINO its audited financial statements ("Financial Statements") for the year ending December 31, 1997 and the quarter ending March 31, 1998. All of the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) fairly present the financial condition, results of its operations and changes in its financial position at and for the periods therein specified for the entities covered thereby, (iii) are true and complete, (iv) are consistent with the books and records of the entities covered thereby, and (v) with respect to any unaudited Financial Statements, include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. As of the respective dates, such Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Since March 31, 1998 there has not been any material adverse change in the business, or financial condition or the operations of AIC or to the best knowledge of AIC any occurrence, circumstance, or combination thereof which reasonably could be expected to result in such a material adverse change in the future.

(c) At March 31, 1998, there were no liabilities, absolute or contingent of AIC that were not shown or reserved against on the balance sheets included in the Financial-3 Statements, except obligations under the contracts shown on or as otherwise disclosed in Schedule 2.04.

(d) Since March 31, 1998, AIC has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it except in the ordinary course of business, except as described in
Schedule 2.04.

(e) AIC has no liabilities or obligations, whether accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or described on Schedules to this Agreement, except liabilities incurred and obligations entered into in the ordinary course of business since March 31, 1998. AIC is not in default with respect to any such liability or obligation.

2.05 Tax Matters.

(a) AIC has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies of instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due.

(b) There is no pending or, to the best knowledge of AIC, any threatened federal, state or local tax audit of AIC; there is no agreement with any federal, state or local taxing authority by AIC that may affect the subsequent tax liabilities of AIC.

(c) Without limiting the foregoing: (a) the financial statements include adequate provision for all taxes, assessments fees, penalties and governmental charges which have been or in the future may be assessed against AIC with respect to the period then ended and all periods prior thereto; and (b) AIC is not, on the date hereof, liable for taxes, assessments, fees or governmental charges.

(d) AIC has heretofore furnished to CASINO or its counsel true and complete copies of all federal, state and local income, franchise or other tax returns filed by AIC.

2.06 No Conflict or Default Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term condition or provisions of the Articles of Incorporation or By-laws of AIC, or of any agreement, deed, contract, mortgage, indenture, writ, order decree, legal obligation or instrument to which AIC is a party or by which it or any of its respective assets or properties are or may be bound: or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of AIC, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts, or business of AIC.

2.07 Party to Agreements.

(a) AIC is not a party to any contract or other arrangements except those made in the ordinary course of business or which are terminable on the giving of sixty (60) days (or less) notice of AIC's intent to terminate such contract. AIC is not in default in any material respect under any contract or agreements to which it is a party or by which it or any of its assets is or may be bound.

(b) Schedule 2.07 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements (all of which, and any other agreements set forth on any other Schedule or list, or furnished in writing to CASINO pursuant to this Agreement, are collectively referred to in this Agreement as "contracts") , which are in full force and effect unperformed in whole or in part, to which AIC is a party, including, but not limited to, the following;

(i)   bonus, incentive, pension, profit-sharing, hospitalization, insurance,  deferred compensation, retirement,  stock  option  or
stock   purchase  plans  or  similar  plans  providing   employee
benefits;

(ii) factoring, loan, note, financing or similar contracts with any lenders, or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any of AIC's assets;

(iii) contracts for the acquisition or disposition of the property, assets or capital stock or other securities of a business or company;

(iv) management or consulting contracts;

(v) partnership or joint venture contracts involving a sharing of profits;

(vi)  contracts  for  the  employment  or  compensation  of   any
employee, officer, director or agent; and

(vii)     contracts not made in the ordinary course.

2.08 Litigation. Except as disclosed in Schedule 2.08, there are no actions, suits, investigations, or proceedings pending, or, to the knowledge of AIC, threatened, against or affecting or which may affect AIC, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby,  in  any court or by or before any governmental  body  or agency,  including  without limitation any claim,  proceeding  or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this Agreement; and AIC does not know of any state of facts which would give rise to any such action, suit, investigation or proceeding. AIC is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operation.

2.09 Securities Filings. AIC has previously filed all reports required to be filled by it with the Securities and Exchange Commission ("SEC") and will have on the closing date and thereafter, made all filings required to be made by AIC with the SEC and any state securities authorities, and will have done so in a timely manner.

2.10 Governmental Approval. AIC has all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for AIC to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement.

2.11 Salaries. Schedule 2.11 annexed hereto and made a part hereof is a true and complete list, as of the date of this agreement, of all of the persons who are employed by AIC, together with their compensation (including bonuses) for the calendar year ended December 31, 1997, and the three (3) month period ended March 31, 1998, and the rate of compensation (including bonus arrangements) currently being paid to each such employee.

2.12 Accrued Compensation. AIC does not have outstanding liability for payment of wages , vacation pay (whether accrued or otherwise) , salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of AIC, except as disclosed in Schedule 2.12.

2.13 Employee Benefit Plans. AIC does not have any pension plan, profit-sharing plan or employees' savings plan, and AIC is not otherwise subject to any applicable provisions of the Employee
Retirement Income Security Act of 1974 ("ERISA").

2.14 Conflicts of Interest. Transactions between management of AIC and such Corporation, Management's interest in affiliated Corporations, agreements as to Management's remuneration, as well as any other actual or potential conflicts of interest are disclosed in Schedule 2.14.

2.15 Title to Assets. AIC has good, valid and, except as to leased assets, marketable title to all of its assets (real and personal, tangible and intangible), including, but not limited to, all assets reflected or required to be reflected in the Financial Statements and all assets purchased or leased by them since March 31, 1998 (except for properties and assets so reflected or required to be reflected, which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever, except as disclosed in the Financial Statements or in Schedules to this Agreement. The personal property owned or leased by AIC for the operation of, or used in, its business is in its possession and is in good operating or working condition and repair, after taking into account routine maintenance and repair, age of equipment and ordinary wear and tear, and is adequate for the operation of its business as presently conducted.

2.16 Patents and Trademarks

(a) Except as disclosed in Schedule 2.16, AIC does not own or use in its operations, any patent or any applications therefor. All trademarks, trade names, service marks or applications owned by AIC or used in its operations are listed on Schedule 2.16 and, to the extent indicated thereon, have been duly registered and filed.

(b) All copyright registrations (both U.S. and foreign), pending copyright registration applications, all common law copyrights and other intellectual property rights owned by AIC or used in its operations are listed on Schedule 2.16 and, to the extent indicated thereon, have been duly registered and, tiled.

(c) AIC has not been charged with infringement or violation of, or otherwise been put on notice of the existence of, any adversely held patent, trademark, trade name, service mark, copyright or other intellectual property right.

2.17 Environmental Concerns. AIC has not engaged in any operations which have resulted or will result in any chemicals, hazardous, noxious or toxic wastes being deposited, spilled, leaked, disposed of, dumped or buried at any facility, contiguous property, or any other real property, which have, will, or may result in property damages, personal injury or clean-up costs.

2.18 Material Misstatements or Omissions. No representations or warranties made by AIC in this Agreement or in any certificate, schedule or other document furnished or to be furnished to CASINO or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading. All statements made and data presented by AIC in this Agreement and in any certificate, schedule, chart, list, letter, compilation or other document provided to CASINO by AIC pursuant to this Agreement are deemed to be representations and warranties made under this Agreement to CASINO by AIC. References in any such document to any other document as to which AIC on or prior to the closing has not provided to CASINO a copy or, if oral, a written summary thereof, shall not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such document. To the extent that any such representations and warranties are stated as being to the best knowledge of AIC, the same are being made after diligent and reasonable investigation under the circumstances by them as to the subject matter thereof.

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF CASINO

CASINO represents and warrants to AIC, knowing and intending that AIC will rely on these representations and warranties in entering into this Agreement, as follows:

3.01 Corporate Authority. CASINO has the corporate power and authority to enter into this Agreement and to carry out its obligation hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for the approval of its stockholders, no other corporate proceedings on the part of such Company are necessary to authorize this Agreement and the transactions contemplated hereby.

3.02  Due  organization; Power; Qualification;  Subsidiaries  and
Affiliates, Etc.

(a) CASINO is a corporation duly organized, validly existing, in good standing under the laws of the State of Nevada and is authorized to do business in the State of Florida and has the corporate power to own its property and to carry on its business as now conducted. The nature of the business now conducted by CASINO, the character of the property owned by it, or any other state of facts does not require CASINO to be qualified to do business as a foreign corporation in any jurisdiction.

(b)    Except  as  disclosed  in  Schedule  3.02  there  are   no
subsidiaries  or  affiliates  (as  that  term  is  used  in   the
regulations promulgated under the Securities Act of 1933) of CASINO.

3.03 Capitalization. The authorized capital stock of CASINO consists of 25,000,000 shares of common stock, $.10 par value per share, of which 15,645,189 shares are issued and outstanding as of the date hereof; 5,000,000 shares of Preferred "All (each convertible to two shares of Common Stock), 1,000,000 shares of which are issued and outstanding as of the date hereof; 1,700,000 shares of Preferred "B" (each convertible to one share of Common Stock), all of which are issued and outstanding as of the date hereof. There are no options, warrants, convertible securities or rights which may require any Company to issue additional shares of its capital stock, except as disclosed in Section 1.03. All the outstanding shares of common stock and preferred stock of CASINO have been duly authorized, and are validly issued, fully paid and nonassesable. CASINO has no obligation of any kind to issue any additional securities, except as disclosed in Schedule 3.03, or as provided for herein.

3.04 Financial Information, No Material Adverse Change.

(a) CASINO has heretofore delivered to AIC (i) audited financial statements for the year ended December 31, 1996, and December 31, 1997; and (ii) unaudited financial statements for the quarter ending March 31, 1998 (collectively "Financial Statements") and month ending April 30, 1998. All of the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods, (ii) fairly present the financial condition, results of its operations and changes in its financial position at and for the periods therein specified for the entities covered thereby,
(iii) are true and complete, (iv) are consistent with the books and records of the entities covered thereby, and (v) with respect to any unaudited Financial Statements, include all adjustments, consisting only of normal recurring adjustments, required for a fair presentation. As of the respective dates, such documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) At April 30, 1998, there were no liabilities, absolute or contingent of CASINO that were not shown or reserved against on the balance sheets included in the Financial Statements, except obligations under the contracts shown in Schedule 3.07, or as otherwise disclosed on Schedule 3.04.

(c) Since April 30, 1998, CASINO has not sold or otherwise disposed of or encumbered any of the properties or assets reflected on the Financial Statements, or otherwise owned or leased by it, except in the ordinary course of business.

(d) Since April 30, 1998, there has been no material adverse change in the business or financial condition or the operations of CASINO or to the best knowledge of CASINO any occurrence, circumstance, or combination thereof which reasonably could be expected to result in such a material adverse change in the future.

(e) CASINO has no liabilities or obligations, whether accrued or unaccrued, fixed or contingent, which have not been reflected in the Financial Statements or described on Schedules to this Agreement, except liabilities incurred and obligations entered into in the ordinary course of business since April 30, 1998. CASINO is not in default with respect to any such liability or obligation.

3.05 Tax Matters.

(a) CASINO has filed or caused to be filed with the appropriate federal, state, county, local and foreign governmental agencies or instrumentalities all tax returns and tax reports required to be filed, and all taxes, assessments, fees and other governmental charges have been fully paid when due.

(b) There is no pending or, to the best knowledge of CASINO, threatened federal, state or local tax audit of CASINO; there is no agreement with any federal, state or local taxing authority that may affect the subsequent tax liabilities of CASINO.

(c) Without limiting the foregoing: (i) the Financial Statements include adequate provision for all taxes, assessments, fees, penalties and governmental charges which have been or in the future may be assessed against CASINO with respect to the period then ended and all periods prior thereto; and (b) CASINO is not, on the date hereof, liable for taxes, assessments, fees or governmental charges.

(d) CASINO has heretofore furnished to AIC or its counsel true and complete copies of all federal, state and local income, franchise or other tax returns filed by CASINO.

3.06 No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provisions of the Articles of Incorporation or By-laws of CASINO, or of any agreement, deed, contract, mortgage, indenture, writ, order decree, legal obligation or instrument to which CASINO is a party or by which it or any of its respective assets or properties are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of CASINO, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, contracts or business of CASINO.

3.07 Party to Agreements.

(a) CASINO is not a party to any contract or other arrangement except those made in the ordinary course of business or which are terminable on the giving of sixty (60) day' s (or- less) notice of CASINO, s intent to terminate such contract, except as set forth on Schedule 3.08 annexed hereto. CASINO is not in default in any material respect under any contract or agreement to which it is a party or by which it or any of its assets is or may be bound.

(b) CASINO has heretofore furnished to AIC or its counsel true and complete copies of each document, and a written description of each oral contract, set forth on Schedule 3.07. Schedule 3.07 is a true and complete list of all contracts, understandings, commitments, arrangements and agreements (all of which, and any other agreements Bet forth on any other Schedule or list, or furnished to AIC pursuant to this Agreement, are collectively referred to in this Agreement as "contracts"), which are in full force and effect unperformed in whole or in part, to which CASINO is a party, including, but not limited to, the following:

(i)   bonus, incentive, pension, profit-sharing, hospitalization, insurance,  deferred compensation, retirement,  stock  option  or
stock   purchase  plans  or  similar  plans  providing   employee
benefits;

(ii) factoring, loan, note, financing or similar contracts with any lenders, or guarantees of undertakings to answer for the debts or defaults of another, or any contracts encumbering title to any of CASINO's assets;

(iii) contracts for the acquisition or disposition of the property, assets or capital stock or other securities of a business or company;

(iv) management or consulting contracts;

(v) partnership or joint venture contracts involving a sharing of profits,

(vi)  contracts  for  the  employment  or  compensation  of   any
employee, officer, director or agent, and

(vii)     contracts not made in the ordinary course.

3.08 Litigation. Other than as disclosed in its Financial Statements or in a Schedule 3,08, there are no actions suits, investigations, or proceedings pending, or, to the knowledge of CASINO, threatened, against or affecting or which may affect
CASINO, the performance of the terms and conditions hereof, or the consummation of the transactions contemplated hereby, in any court or by or before any governmental body or agency, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution, delivery or consummation of this agreement; and except as otherwise disclosed herein does not know of any state of f acts which would give rise to any such action, suit investigation or proceeding. CASINO is not subject to any order, judgment, decree, stipulation or consent or any agreement with any governmental body or agency which affects its business or operation.

3.09 Securities Filings. CASINO will have on the closing date and thereafter, made all filings required to be made by it with the Securities and Exchange Commission and any state securities authorities, and will have done so in a timely manner.

3.10 Governmental Approval. CASINO has all permits, licenses, orders and approvals of all federal state, local or foreign governmental or regulatory bodies required for CASINO to conduct its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits licenses, orders of approvals will be affected by the consummation of the transactions contemplated by this Agreement.

3.11 Salaries. Schedule 3.11 annexed hereto and made a part hereof is a true and complete list, as of the date of this
Agreement, of all of the persons who are employed by CASINO, together with their compensation (including bonuses) for the year ended December 31, 1997 and the three month period ended March 31, 1998, and the rate of compensation (including bonus arrangements) currently being paid to each such employee. Any amounts due and owing immediately prior to the effective date of the merger to the officers, directors, and employees of CASINO shall not be paid to such persons out of funds of AIC, existing as of the closing date.

3.12 Accrued Compensation. CASINO does not have any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise) , salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written or by reason of any past practices with respect to such employees based upon or accruing with respect to services or present or former employees of CASINO, except as disclosed in Schedule 3.12.

3.13 Employee Benefit Plans. CASINO does not have any pension plan, profit-sharing plan or employees, savings plan, and CASINO is not otherwise subject to any applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

3.14 Conflicts of Interest. Transactions between Management of CASINO and such Corporation, Management's interest in affiliated Corporations, agreements as to Management's remuneration, as well as any other actual or potential conflicts of interest are disclosed in Schedule 3.14.

3.15 Title to Assets. CASINO has good, valid and, except as to leased assets, marketable title to all of its assets (real and personal, tangible and intangible), including, but not limited to, all assets reflected or required to be reflected in the Financial Statements and all assets purchased or leased by them since March 31, 1998 (except for properties and assets so reflected or required to be reflected, which have been sold or otherwise disposed of in the ordinary course of business), subject to no liens, pledges, encumbrances, mortgages, security interests, charges or other similar restrictions of any nature whatsoever, except as disclosed in the Financial Statements or in Schedules to this Agreement. The personal property owned or leased by CASINO for the operation of, or used in, its business is in its possession and is in good operating or working condition and repair, after taking into account routine maintenance and repair, age of equipment and ordinary wear and tear, and is adequate for the operation of its business as presently conducted.

3.16 Patents and Trademarks.

(a) CASINO does not own or use in its operations, any patent or any applications therefor. All trademarks, trade names, service marks or applications owned by CASINO or used in its operations are listed on Schedule 3.16 and, to the extent indicated thereon, have been duly registered and filed.

(b) All copyright registrations (both U.S. and foreign), pending copyright registration applications, all common law copyrights and other intellectual property rights owned by CASINO or used in its operations are listed on Schedule 3.16 and, to the extent indicated thereon, have been duly registered and, filed.

(c) CASINO has not been charged with infringement or violation of, or otherwise been put on notice of the existence of, any adversely held patent, trademark, trade name, service mark, copyright or other intellectual property right.

3.17 Environmental Concerns. CASINO has not engaged in any operations which have resulted or will result in any chemicals, hazardous, noxious or toxic wastes being deposited, spilled, leaked, disposed of, dumped or buried at any facility, contiguous property, or any other real property, which have, will, or may result in property damages, personal injury or clean-up costs.

3.18 Material Misstatements or Omissions. No representations or warranties made by CASINO in this Agreement or in any certificate, schedule or other document furnished or to be furnished to AIC or its counsel pursuant hereto, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading. All statements made and data presented by CASINO in this Agreement and in any certificate, schedule, chart, list, letter, compilation or other document provided to AIC by CASINO pursuant to this Agreement are deemed to be representations and warranties made under this Agreement to AIC by CASINO. References in any such document to any other document as to which CASINO on or prior to the closing has not provided to AIC a copy or, if oral, a written summary thereof, shall not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such document. To the extent that any such representations and warranties are stated as being to the best knowledge of CASINO, the same are being made after diligent and reasonable investigation under the circumstances by them as to the subject matter thereof.

3.19 Title and Authority. To the best of the knowledge of CASINO, shareholders as listed in Schedule 3.19 constitute the holders of record as of the date set forth therein (the "Record Date") of all of the outstanding shares of CASINO common stock and preferred stock. CASINO has no knowledge that any such shareholder does not have:

(a) full legal title to all of such shares free and clear of any liens, security interests, encumbrances, pledges, charges, claims, voting trusts, restrictions on transfer, and of any rights or interest therein, direct or contingent, in favor of any other parties; and

(b) full and unrestricted right, power and authority to sell, assign, transfer and deliver the same or to cause the same to be surrendered in accordance with this Agreement.

ARTICLE IV

                            COVENANTS

4.01 Covenants Of CASINO. agrees that prior to the closing date:

(a) No dividend shall be declared or paid by other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect to CASINO common stock or preferred stock, nor shall CASINO purchase, acquire or redeem or split, combine or reclassify any shares of its capital stock.

(b) Except as herein provided or disclosed on Schedule 4.01, no change shall be made in the number of shares of authorized or issued CASINO common stock; nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by CASINO relating to its authorized or issued CASINO common or preferred stock; nor shall CASINO issue, grant or sell any securities or obligations convertible into or exchangeable for shares of CASINO common stock.

(c) Except as disclosed on Schedule 4.01, CASINO will not (i) incur any indebtedness for borrowed money; (ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly contingently or otherwise) for the obligations of any other individual, firm or corporation; or (iii) make any loans, advances or capital contributions to or investments in, any other individual, firm or corporation.

(d) CASINO will not take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything, in the conduct of the business of CASINO or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of CASINO's representations contained herein to be or become untrue in any material respect at the closing date.

(e) CASINO will not alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person without the prior written consent of AIC.

4.02 Covenants of AIC. AIC agrees that prior to the closing date:

(a) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of AIC Common Stock nor shall AIC purchase, acquire or redeem or split, combine or reclassify any shares of AIC Common Stock.

(b) Except as herein provided, no change shall be made in the number of shares of authorized or issued AIC common stock; nor shall any option, warrant, call, right, commitment or agreement (other than this Agreement) of any character be granted or made by AIC relating to its authorized or issued AIC Common stock; nor shall AIC issue, grant or sell any securities or obligation convertible into or exchangeable for shares of common stock,

(c)   AIC will not (i) incur any indebtedness for borrowed money;
(ii) assume, guarantee, endorse, or otherwise become liable or responsible (whether directly contingently or otherwise) for the obligations of any other individual, firm or corporation; or
(iii) make any loans, advances of capital contributions to or investments in, any other individual, firm or corporation.

(d) AIC will not alter or change any employment or other contract with any of its management personnel or make, adopt, alter, revise, or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person or owe any accrued salary or other compensation under any agreement or plan without the prior written consent of CASINO.

(e) AIC will not take, agree to take, or knowingly permit to be taken any action, or do, or knowingly permit to be done anything in the conduct of the business of AIC, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations of AIC contained herein to be or become untrue in any material respect at the Closing Date.

4.03 Mutual Covenants. AIC and CASINO further agree and covenant as follows:

(a) Stockholders' Meetings. CASINO and AIC will take all actions necessary in accordance with applicable law, including proxy solicitation requirements, and the Articles of Incorporation and By-Laws to convene meetings of stockholders as promptly as practicable, upon the effectiveness of the required Registration Statement, to consider and vote upon the approval of this merger.

(b) Conduct of Business Pending the Merger. Prior to the effective date of the merger, unless AIC and CASINO shall otherwise agree in writing, each Company shall not (i) operate its business otherwise than in the ordinary course, (ii) grant any compensation increase to any director, officer or employee,
(iii) issue, authorize or propose the issuance of additional shares of capital stock of any class or securities convertible into any such shares or rights, warrants or options to acquire any such shares or convertible securities, (iv) amend its Articles of Incorporation or By-laws, (v) split, combine or reclassify its outstanding shares of common or preferred stock, or (vi) authorize, recommend or propose any merger, consolidation, acquisition of assets, disposition of assets, material change in its capitalization or any comparable event, not in the ordinary course of business (other than the transactions contemplated hereby and transactions as to which written notice has been given to AIC prior to the date hereof).

(c) Takeover Proposals. CASINO and AIC will not, and will not authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, or agent of such company or any affiliate of such company, to directly or indirectly solicit or encourage any proposal for a merger or other business combination involving such company for the acquisition of a substantial equity interest in such company or a substantial portion of such company's assets, other than as contemplated by this Agreement. Each company will promptly advise the other company of the terms of any such proposal that it may receive.

(d) Registration / Proxy Statements. The parties hereto shall forthwith agree upon a time table for the filing of a registration statement and any required amendments thereto, Blue Sky filings, proxies and all other steps necessary to register the shares proposed to be distributed to the shareholders of CASINO pursuant to this Agreement. The registration statement shall be prepared by AIC, at AIC's expense, with the cooperation of CASINO and filed with the United States Securities and Exchange commission ("SEC"). The parties shall select counsel and such other professionals as are required to prepare and file the necessary registration statements. In connection with the preparation of a Registration Statement, Proxy Statement and/or any other filings, CASINO and AIC will cooperate with each other and will furnish the information relating to CASINO and AIC, as the case may be, required by the Securities Act of 1933 and/or the Securities Exchange Act of 1934 to be set forth in such, Registration Statement, Proxy Statement and/or any other filings, The information to be provided shall continue to be true and correct in all material respects and shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein to make the statements made, in the light of the circumstances under which they were made, not misleading.

(e) Press Releases. CASINO and AIC agree to cooperate with each other in releasing information concerning this Agreement and the transaction contemplated herein. where possible, each of the parties shall furnish to the other drafts of all releases prior to publication. Nothing contained herein shall prevent either party at any time from furnishing any information to any governmental agency, provided that each party shall give at least 48 hours prior written notice to the other of the intent to make any such disclosure.

(f) Recommendation of Approval. The Board of Directors of AIC and CASINO shall continue to recommend to their respective stockholders approval of this Agreement and the merger to which such company is a party, except as the fiduciary obligations of each such Board of Directors may otherwise require.

(g) Access. Prior to the closing, CASINO shall afford to the officers, attorneys, accountants, and other authorized representatives of AIC free and full access to the premises, books and records of CASINO in order that AIC may make such investigation as it may desire of the affairs of CASINO. Prior to the closing, AIC shall afford to the officers, attorneys, accountants, and other authorized representatives of CASINO free and full access to the premises, books and records of AIC so that purchasers may make such investigations as it may desire of the affairs of AIC.

                            ARTICLE V
                           CONDITIONS

5.01 Conditions to the Obligations of AIC. The obligations of AIC to consummate the merger contemplated by this Agreement are subject to the satisfaction, at or before the consummation of such merger, of each of the following conditions:

(a) No action shall have been threatened, taken by or be pending before, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the merger by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry, of a preliminary or permanent injunction, which would (i) make the merger illegal, (ii) require the divestiture by AIC of the shares of AIC or of a material portion of the business of AIC, (iii) impose material limits on the ability of AIC to effectively control the business of AIC, (iv) otherwise materially adversely affect AIC or (v) if the merger is consummated, subject any officer, director, or employee of AIC to criminal penalties or to civil liabilities not adequately covered by insurance or enforceable indemnification maintained by AIC.

(b) CASINO shall have complied in all material respects with its agreements and covenants herein, and all representations and warranties of CASINO herein shall be true and correct in all material respects at the time of consummation of the merger and it made at that time, except to the extent they expressly relate to an earlier date, and AIC shall have received a certificate to that effect to the best of the knowledge of CASINO, signed by the President of CASINO.

(c) The holders of not more than ten percent (10%) of the issued and outstanding shares of common and preferred stock of CASINO with respect to which such merger is proposed shall have exercised their right to dissent as dissenting stockholders.

(d) AIC shall have received from the accountants for CASINO, an opinion, in form and substance satisfactory to AIC, that there has been no material or adverse change 'in the financial condition of CASINO as of the date of consummation of the merger, or reflected in the Financial Statements.

5.02 Conditions to the Obligations of CASINO. The obligations of CASINO to consummate the merger contemplated by this Agreement are subject to the satisfaction, at or before the consummation of such merger, of each of the following conditions:

(a) No action shall have been threatened, taken by or be pending before, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the merger by any federal, state of foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the merger illegal, (ii) require the divestiture by CASINO of the shares of CASINO or of a material portion of the business of CASINO, (iii) impose material limits on the ability of CASINO to effectively control the business of CASINO, (iv) otherwise materially adversely affect CASINO or (v) if the merger is consummated, subject any officer, director, or employee of CASINO to criminal penalties or to civil liabilities not adequately covered by insurance of enforceable indemnification maintained by CASINO.

(b) AIC shall have complied in all material respects with its agreements and covenant , s herein, and all representations and warranties of AIC herein shall be true and correct in all material respect at the time of consummation of the merger and if made at the time, except to the extent they expressly relate to an earlier date, and CASINO shall have received a certificate to that effect to the best of the knowledge of AIC, signed by the President of AIC.

(c) The holders of no more than ten percent (10%) of the issued and outstanding shares of common stock of AIC with respect to which such merger is proposed shall have exercised their right to dissent as dissenting stockholders.

(d) CASINO shall have received from the accountants for AIC, an opinion, in form and substance satisfactory to AIC, that there has been no material or adverse change in the financial condition of AIC as of the date of consummation of the merger, or reflected in the Financial Statements.

5.03 Conditions to Each Company's Obligations. The obligation of each company to consummate the merger contemplated by this Agreement is subject to the satisfaction, at or before the consummation of such merger, of each of the following conditions:

(a) The stockholders of CASINO shall have duly approved the merger in accordance with applicable law.

(b) The stockholders of AIC shall have duly approved the merger in accordance with applicable law.

(c) No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the merger by any federal, state or foreign government or governmental authority or by any court domestic or foreign, including the entry of a preliminary or permanent injunction, which would (i) make the merger illegal, or (ii) if the merger is consummated, subject any officer, director or employee of CASINO or AIC to criminal penalties or to civil liability not adequately covered by insurance or enforceable indemnification arrangements maintained by CASINO or AIC.

(d) No action or proceeding before any court or governmental authority domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending which would reasonably be expected to result in any of the consequences referred to in clauses (i) and (ii) of paragraph (c) above,

(e) The Registration Statement filed under the Securities Act  of
1933 and any Proxy Statement filed under the Exchange Act of 1934 shall have become effective and not be subject to a stop order or any threatened stop order.

(f) The officers and directors of AIC and CASINO shall each have executed releases for any claims for compensation or other payment for services rendered as of the closing date-

(g) Each party's satisfactory completion of due diligence review.

                           ARTICLE VI
                      ADDITIONAL AGREEMENTS

6.01 Transfer of Restricted Shares. At closing under the terms of this Merger Agreement, Joe Logan, Jr., Diran Kaloustian and Consolidated Equities (collectively referred to as "Existing Shareholders") shall convey to William Forhan one and one-half million (1,500,000) shares of common stock of AIC; Existing Shareholders shall also convey to James Muldowney five hundred thousand (500,000) shares of common stock of AIC. It is agreed and acknowledged that the shares to be conveyed pursuant to this paragraph are issued and outstanding shares owned by Existing Shareholders and are restricted against resale. Existing Shareholders shall also grant voting proxies to William Forhan to vote 2,500,000 of shares retained by them for a period of thirty six (36) months after consummation of the merger, or sale of the shares to bona-fide third party purchasers, whichever first occurs, provided that in the event of a block trade (being defined as a trade of over 150, 000 shares) , the sale will be subject to the unexpired term of the proxies. In addition, 375,000 shares owned by Existing Shareholders shall be retired and returned to treasury upon consummation of the merger.

6.02 Cita Americas, Inc. The merger contemplated herein is conditioned upon and subject to Joe Logan, Jr. and Diran Kaloustian, and/or their assigns, being able to acquire all of AIC's interest in Cita Americas, Inc., without adverse tax or accounting consequence. Provided that Joe Logan, Jr. and Diran
Kaloustian receive necessary opinions of accountants or other professionals that there will be no such adverse consequences, on the effective date of the merger (unless the conveyance is made prior thereto) AIC shall convey all of its interest in Cita Americas, Inc. to Joe Logan, Jr. and Diran Kaloustian in satisfaction of loans made by them to AIC, or for such other consideration as the parties may agree.

                           ARTICLE VII
              INDEMNIFICATION AND WAIVER OF CLAIMS

7.01 Survival of Representations and Warranties. Notwithstanding the closing of the transactions contemplated by this Agreement or any investigation made by or on behalf of AIC or CASINO, the representations and warranties of AIC and CASINO contained in this Agreement or in any certificate, schedule, chart, list, letter, compilation or other document delivered pursuant hereto, shall survive the Closing for a period of one (1) year; provided, however, that the representations and warranties contained in
Sections  2.05  and  3.05 with respect to tax  matters  shall  be deemed to survive for so long as any applicable statute of limitations with respect to tax claims shall not have expired, shall have been suspended or shall have been waived or extended, and for thirty (30) days thereafter; provided further, however, that as to any breach of or misstatement in any such representation or warranty as to which the non-breaching party has given notice to the breaching party an or prior to the expiration of the applicable period as to tax or non-tax matters, as above set forth, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

7.02  Indemnification. AIC hereby agrees to  indemnify  and  hold
CASINO, its officers, directors, employees and agents harmless from and against the following:

(a) Any and all liabilities, losses, damages, claims, costs and expenses of AIC of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by CASINO as herein provided, including but not limited to any and all claims or rights to dissent from the shareholders of AIC, purported shareholders of AIC, claims of AIC creditors, Federal or State or Local taxing authorities, and other claimants of AIC.

(b) Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of AIC contained in this Agreement or in any statement or certificate furnished or to be furnished to CASINO pursuant hereto or in connection with the transactions contemplated hereby; and

(c) AIC, as of the date immediately preceding this Agreement, will indemnify and hold harmless CASINO, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which it may become subject within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933 (collectively the "Act") or under any other statutes or at common law or otherwise, and will reimburse and indemnify CASINO and its officers and directors for any legal or other expense including the cost of any investigation and preparation reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of are based upon any untrue statement or alleged untrue statement or a material fact contained in any annual reports, Forms 10K or other $EC filings, Prospectus, Private Placement Memorandums, Offering Circulars, Proxy Statements, and Verbal, Written and other representations in connection with or related to Limited Partnership Offerings, Joint Ventures, any stock or bond offering, stock conversion rights granted, investment contracts, or other security as that term is define under the Act or any State Security Act (as amended or as supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any negligent misrepresentation of any officer, director, agent, or employee of AIC; or any failure to perform any of the terms or conditions of this Agreement. CASINO agrees upon its receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from AIC, on account of the indemnity agreement contained in this section 7.02, to notify AIC promptly in writing of the commencement thereof. CASINO agrees to notify AIC promptly of the commencement of any litigation or proceeding against it or any of the officers or directors of CASINO of which it may be advised in connection with the issue and sale of any of its securities.

7.03 Indemnification by CASINO. CASINO hereby agrees to indemnify and hold AIC, its officers, directors, employees and agents harmless from and against the following:

(a) Any and all liabilities, losses, damages, claims, costs and expenses of CASINO of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by AIC as herein provided, including but not limited to any and all claims or rights to dissent from the shareholders of CASINO, purported shareholders of CASINO, claims of CASINO creditors, Federal or State or Local taxing authorities and other claimants of CASINO;

(b) Any and all damages or deficiencies resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of CASINO contained in this Agreement or in any statement or certificate furnished or to be furnished to CASINO pursuant hereto or in connection with the transactions contemplated hereby; and

(c) CASINO, as of the date immediately preceding this Agreement, will indemnify and hold harmless AIC from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933 (collectively the "Act") or under any other statutes or a common law or otherwise, and will reimburse and indemnify AIC and its officers and directors for any legal or other expenses including the cost of any investigation and preparation reasonably incurred by them or any of them in connection with investigating or defending any litigation or claim, whether or not resulting in any liability insofar as such losses, claims, damages, expenses, liabilities or actions arise out of are based upon any untrue statement or alleged untrue statement or a material fact contained in any annual reports, Forms 10K or other SEC filings, Prospectus, Private Placement Memorandum, Offering Circulars, Proxy Statements, and Verbal, Written and other representations in connection with or related to Limited Partnership Offerings, Joint Ventures, any stock or bond offering, stock conversion rights granted, investment contracts, or other security as that term is defined under the Act or any State Security Act (as amended or as supplemented) or arise out of or are based upon the omission or alleged omission to state therein in a material fact required to be saved therein or necessary in order to make the statements therein not misleading; or any negligent misrepresentation of any officer, director, agent, or employee of CASINO; or any failure to perform any of the terms or conditions of this Agreement. AIC agrees upon its receipt of written notice of the commencement of any action against them as aforesaid, in respect of which indemnity may be sought from CASINO, its Directors and officers on account of the indemnity agreement contained in this section 7.03, to notify CASINO promptly in writing of the commencement thereof. AIC agrees to notify CASINO promptly of the commencement of any litigation or proceeding against it or against any of the officers or directors of CASINO of which it may be advised, in connection with the issue and sale of any of its securities.

                          ARTICLE VIII
                          CLOSING DATE

8.01 The closing for the consummation of the merger contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at the Office of Atlas Pearlman Trop & Borkson, P.A., on the date which is no later than the fifth business day after the last to occur of the following dates:

(a) The date the Registration Statement required for the transactions contemplated herein becomes effective pursuant to applicable rules and regulations of the SEC.

(b) The date the stockholders of AIC and CASINO shall have given the approval referred to in Section 5.01 (a) and 5.01 (b); or

(c) The date on which all the conditions set forth in Article V hereof shall have been satisfied, except to the extent any such conditions are capable of being waived and shall have been waived by AIC or CASINO.

(d)  December 31, 1998.

                           ARTICLE IX
                    RESIGNATION AND ELECTION

9.01 Once this Agreement is signed by all parties, AIC shall cause to be held a meeting of its shareholders at which time William Forhan, James Muldowney, Steve York, James Ponder and Derek Lewin shall be elected to the Board of Directors of AIC and Joe Logan, Jr., shall resign as a member of the Board of Director, such that the Board shall be comprised of six (6) members- William Forhan, James Muldowney, Steve York, James Ponder, Derek Lewin, and Diran Kaloustian. Diran Kaloustian, or his nominee, shall remain on the Board for so long as William Forhan holds the voting proxies provided for in Section 6.01. It is agreed and understood that in the event the merger contemplated herein is not consummated for any reason, including AIC a dissatisfaction with due diligence, Forhan, Muldowney, York, Ponder and Lewin shall promptly tender their resignations as members of the Board of Directors and, if applicable, officers of AIC.

9.02 At the closing, AIC will cause all of its officers to resign from office and those persons designated by AIC's Board as constituted pursuant to Section 9.01, shall be appointed.

                            ARTICLE X
                    INTENTIONALLY LEFT BLANK

                           ARTICLE XI
                          MISCELLANEOUS

11.01 Termination. With respect to each company, this Agreement may be terminated and the merger to which such company is proposed to be a party as contemplated herein may be abandoned
(i) by the mutual consent of AIC and CASINO at any time; (ii) by either CASINO or AIC if the merger has not been consummated prior to December 31, 1998; (iii) in the event of any material adverse change in the business, property, or financial condition of AIC or CASINO; (iv) in the event of any action, suit, or proceeding at law or equity against either CASINO or AIC or by any Federal, State, Local government agency or commissions, board or agency, where any unfavorable decision would materially adversely affect the business, property or financial condition or income of CASINO or AIC; (v) by a party (the "terminating party") in the event of the failure of the other party to comply with a condition described in Article V and such condition is not waived by the terminating party (provided that the terminating party is not itself in default); or (vi) in the event the merger violates any federal or state statue, rule or regulation. In the event of such termination and abandonment, neither AIC nor CASINO (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any willful breach of this Agreement.

11.02 Expenses. Whether or not any merger is consummated, all out-of-pocket costs and expenses incurred in connection with the merger and this agreement will be paid by the party incurring such expenses.

11.03 Indebtedness of CASINO. As disclosed elsewhere herein or in a Schedule hereto, CASINO is currently indebted to certain persons in the aggregate amount of approximately $350,000 including accrued interest. This indebtedness is not disclosed in the Financial Statements of CASINO previously delivered to AIC (but will be set forth on Schedule 3.04 to this Agreement). CASINO is currently in default of its payment obligation to such persons. It is intended by the parties that, on or after the effective date of the merger contemplated hereby, this indebtedness of CASINO will be converted into an aggregate of approximately 200,000 shares of AIC common stock. The precise structure of this debt conversion is to be reviewed by professional advisors to CASINO and AIC and their recommendations will be taken into account in determining the final structure of the conversion.

11.04 Tax Structure of Merger. The merger contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368(A) of the Internal Revenue Code of 1986, as amended. To the extent that the parties' legal, tax and accounting advisors indicate that all or a portion of the transactions contemplated hereby adversely affect the tax-free nature of such transactions, the parties agree to negotiate, in good faith, modifications to this Agreement so as to enable the parties to consummate the transactions contemplated hereby without adverse tax consequences to the parties or their shareholders.

11.05 Schedules. The parties agree that the Schedules contemplated by this Agreement shall be delivered by each party to the other not more than 10 days following the date hereof. The information set forth on the Schedules shall be subject to the parties due diligence review and to the provisions of Section 5.03.

11.06 CTC Acquisitions. The parties acknowledge that prior to the date hereof, CASINO entered into a letter of intent to acquire all of the outstanding securities of Corporate Travel Consultants ("CTC"). Notwithstanding the foregoing, the parties hereto contemplate that subsequent to the execution of this Agreement and prior to the closing hereof, AIC will endeavor to acquire all of the outstanding stock of CTC. In the event that AIC completes the acquisition of CTC, and the transactions contemplated by this Agreement are not consummated, AIC hereby agrees to sell all of the outstanding securities to CASINO at a price equal to the value of the consideration paid by AIC for the securities of CTC.

11.07 Brokers. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee from any Company or based upon arrangements made by or on behalf of any Company with respect to the transactions contemplated by this Agreement.

11.08 Arbitration. Any controversy arising out of, connected to, or relating to any matters herein or the transactions contemplated by this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any common law claims and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration in Washington, D.C., under the rules of the American Arbitration Association; and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of the law of the State of Nevada. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators shall be binding upon the parties.

11.09 Other Actions. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and -to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

11.10 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party which is or whose stockholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties necessary thereto.

11.11 Entire Agreement. This Agreement contains the entire agreement between AIC and CASINO with respect to the merger and the other transactions contemplated hereby.

11.12 Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11.13 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

11.14 Notices. All notes or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, addressed as follows:

          If to AIC, to:           AVIATION INDUSTRIES CORP.
                                   1580 Lemoine Avenue, Suite 8
                                   Fort Lee, NJ 07024

          and to:                  SONNENBLICK PARKER & SELVERS,
                                   P.C.

                                   Attention; Mark S. Vincent, Esq.
                                   4400 Route 9 South, Suite 3000
                                   Freehold, NJ 07728

          If to CASINO, to:        INTEGRATED MARKETING
                                   PROFESSIONALS, INC.
                                   888 E. Las Olas Blvd., Ste.
                                   701
                                   Fort Lauderdale, FL 33301

          and to:                  ATLAS, PEARLMAN, TROP &
                                   BORKSON, PA
                                   Attention: Steven I.
                                   Weinberger, Esq.
                                   200 E. Las Olas Blvd.
                                   Fort Lauderdale, FL 33301

11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one agreement.

11.16 Signatures. Each of the undersigned, have been duly authorized to execute this Agreement on behalf of AIC and CASINO, respectively, and, to the extent the undersigned ate directors and shareholders of AIC and CASINO, respectively, each of the undersigned hereby agree to vote all shares held of record by him and to recommend to the shareholders a vote, in favor of the transactions contemplated by the within Agreement at the meeting of shareholders of said corporation contemplated by this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.



                           AVIATION INDUSTRIES CORP.
                              By: /s/ Gerald D'Ambrosio
                              GERALD D'AMBROSIO, PRESIDENT

INTEGRATED MARKETING PROFESSIONALS, INC.
By: /s/ William Forhan
WILLIAM FORHAN, PRESIDENT